As filed with the United States Securities and Exchange Commission on January 26, 2021

Registration No. 333 - 252271

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UCOMMUNE INTERNATIONAL LTD

(Exact name of Registrant as specified in Its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	7380	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Floor 8, Tower D
No.2 Guang Hua Road
Chaoyang District, Beijing
People’s Republic of China, 100026
+8610 6506-7789

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global lnc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Allen C. Wang, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place Central, Hong Kong +852 2912-2500	Mitchell S. Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 212-407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A ordinary shares, par value US$0.0001 per share	US$17,250,000	US$1,881.98
Warrants to purchase Class A ordinary shares(3)	—	—
Class A ordinary shares, par value US$0.0001 per share, issuable upon exercise of Warrants(4)	US$17,250,000	US$1,881.98
Total	US$34,500,000	US$3,763.96	(5)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes ordinary shares that may be purchased by the underwriter(s) pursuant to an option. These ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants registered hereby.
(4)	Based on a per share exercise price for the Warrants of not less than 100% of the public offering price per Class A ordinary share and Warrant in this offering.
(5)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of filing exhibits 1.1, 4.4, 4.5, 5.2, 10.4, 23.5 and 99.1 to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 1 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from the Registration Statement, filed on January 20, 2021.

i

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences for committing a crime. Our post-offering memorandum and articles of association that will become effective immediately prior to the completion of this offering provide that each officer or director of our company (but not auditors) shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements filed as Exhibit 10.4 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Since our inception, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars
All-Stars SP X Limited	January 10, 2019	US$10,000,000 convertible note due 2020	N/A
Zhaozy Limited	May 16, 2019	1,629,818 ordinary shares	162.9818
Dynamic Youth Limited	May 16, 2019	702,197 ordinary shares	70.2197
Cinaus Holdings Limited	May 16, 2019	702,197 ordinary shares	70.2197
Baixh Limited	May 16, 2019	3,000,000 ordinary shares	300
Maodq Limited	May 16, 2019	16,747,615 ordinary shares	1674.7615
Brian Zhao Limited	May 16, 2019	11,235,147 ordinary shares	1,123.5147
Linkgtrend Investment Limited	May 16, 2019	3,050,694 ordinary shares	305.0694
Lintrend Investment Limited	May 16, 2019	1,564,421 ordinary shares	156.4421
Qinjun Limited	May 16, 2019	955,760 ordinary shares	95.576
Mainto Capital Limited	May 16, 2019	4,845,723 ordinary shares	484.5723
Pine Wine Holdings Limited	May 16, 2019	473,363 ordinary shares	47.3363
Hezk Limited	May 16, 2019	679,763 ordinary shares	67.9763
Everest Capital-UC Limited	May 16, 2019	702,197 ordinary shares	70.2197

Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars
Majun Limited	May 16, 2019	838,920 ordinary shares	83.892
Urshare International Limited	May 16, 2019	251,676 ordinary shares	25.1676
Dai WF Limited	May 16, 2019	251,676 ordinary shares	25.1676
Yuzl Limited	May 16, 2019	251,676 ordinary shares	25.1676
Yangtong Limited	May 16, 2019	251,676 ordinary shares	25.1676
Assemble Bonanza Investment Limited	May 16, 2019	2,691,717 ordinary shares	269.1717
Yipei Global Holding Limited	May 16, 2019	1,836,725 ordinary shares	183.6725
Fusl Limited	May 16, 2019	275,509 ordinary shares	27.5509
Hong Kong Junfa Property Company Limited	May 16, 2019	2,526,047 ordinary shares	252.6047
GanJH Limited	May 16, 2019	951,281 ordinary shares	95.1281
JiangM International Limited	May 16, 2019	501,100 ordinary shares	50.11
Aisijia Company Limited	May 16, 2019	962,799 ordinary shares	96.2799
Prometheus YK Holding Limited	May 16, 2019	3,393,927 ordinary shares	339.3927
BECL Star Holding Ltd	May 16, 2019	2,932,551 ordinary shares	293.2551
FanXC Limited	May 16, 2019	702,197 ordinary shares	70.2197
DaiC Holdings Limited	May 16, 2019	351,098 ordinary shares	35.1098
Shanghai Fengluo Enterprise Management Consulting Partnership (Limited Partnership)	May 16, 2019	5,073,621 ordinary shares	507.3621
Max Harmony Limited	June 21, 2019	4,800,960 ordinary shares	480.0960
AJX Limited	June 21, 2019	2,595,647 ordinary shares	259.5647
Uke Overseas Investment Limited	June 21, 2019	702,197 ordinary shares	70.2197
Yirun Silver Limited	June 21, 2019	2,808,787 ordinary shares	280.8787
Suzhou Industry Park Gaorong Growth Investment Center (Limited Partnership)	June 21, 2019	647,682 ordinary shares	64.7682
PinHui International Investment Limited	June 21, 2019	426,026 ordinary shares	42.6026
Locals Winwin Limited	June 21, 2019	251,676 ordinary shares	25.1676
Sichuan XinWen Investment Co., LTD	June 21, 2019	123,371 ordinary shares	12.3371
Pure Idea International Limited	June 21, 2019	3,140,343 ordinary shares	314.0343
Jiaxing Chuanghehuijin Equity Investment Partnership Enterprise (Limited Partnership)	June 21, 2019	546,832 ordinary shares	54.6832
Hangzhou Shenghang Jinghe Investment Management L.P.	June 21, 2019	702,197 ordinary shares	70.2197
Songdu Culture & Tourism Development Co., Limited	June 21, 2019	293,255 ordinary shares	29.3255
Silk Road Kechuang Investment Centre Ltd	June 21, 2019	777,642 ordinary shares	77.7642
Shanghai Wuhui Management Consulting Partnership (Limited Partnership)	June 21, 2019	2,496,654 ordinary shares	249.6654
Majun Limited	August 28, 2019	139,847 ordinary shares	13.9847
Shanghai Wuhui Management Consulting Partnership (Limited Partnership)	August 28, 2019	1,003,002 ordinary shares	100.3002
Silk Road Kechuang Investment Centre Ltd	August 28, 2019	232,652 ordinary shares	23.2652
Xingpai Group Limited	August 28, 2019	6,967,173 ordinary shares	696.7173
ShiY Limited	August 28, 2019	3,237,048 ordinary shares	323.7048

Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars
Yi Pin Xuan International Limited	August 28, 2019	637,019 ordinary shares	63.7019
HODE LIMITED	August 28, 2019	389,273 ordinary shares	38.9273
SundayRiver Limited	August 28, 2019	1,922,280 ordinary shares	192.228
Aplus Youke Holdings Limited	August 28, 2019	2,064,193 ordinary shares	206.4193
XSpecies Company Limited	August 28, 2019	129,012 ordinary shares	12.9012
Fiji Pine Group Limited	August 28, 2019	608,132 ordinary shares	60.8132
Future Fortune First Group Limited	August 28, 2019	402,602 ordinary shares	40.2602
CEG Beaux Associated Co., Ltd	August 28, 2019	2,088,622 ordinary shares	208.8622
Tembusu IV UCOM Ltd.	August 28, 2019	1,173,204 ordinary shares	117.3204
Plum Angel Investment Co., Ltd	August 28, 2019	903,608 ordinary shares	90.3608
Tembusu Limited	August 28, 2019	1,770,278 ordinary shares	177.0278
Ideate Investments Limited	August 28, 2019	470,626 ordinary shares	47.0626
Cyanhill Capital Limited	August 28, 2019	260,173 ordinary shares	26.0173
WEDO A HOLDING LIMITED	August 28, 2019	1,103,279 ordinary shares	110.3279
WEDO B HOLDING LIMITED	August 28, 2019	684,855 ordinary shares	68.4855
Guohui (HK) Holdings Co., Limited	August 28, 2019	720,324 ordinary shares	72.0324
Junhao Holdings Limited	August 28, 2019	310,771 ordinary shares	31.0771
WilsonR Limited	August 28, 2019	41,954 ordinary shares	4.1954
CDL International Limited	August 28, 2019	928,633 ordinary shares	92.8633
GYY International Limited	August 28, 2019	1,686,510 ordinary shares	168.651
Genius Choice International Limited	August 28, 2019	2,088,064 ordinary shares	208.8064
Rich Enterprise Holdings Ltd. Valencia & JONSON	August 28, 2019	2,352,381 ordinary shares	235.2381
International Limited	August 28, 2019	507,871 ordinary shares	50.7871
Talent Found Limited	August 28, 2019	609,688 ordinary shares	60.9688
Dongyiyuanda Limited	August 28, 2019	1,387,390 ordinary shares	138.739
Daga Architects Limited	August 28, 2019	565,999 ordinary shares	56.5999
iZest Limited	August 28, 2019	1,268,407 ordinary shares	126.8407
Bannong Holdings Limited	August 28, 2019	2,011,754 ordinary shares	201.1754
Certain executive officers and employees	September 19, 2019	Options to purchase 6,957,691 ordinary shares	Past and future services provided by these individuals to us
TP OVERSEAS INVESTMENT LLC	November 25, 2020	1,004,950 ordinary shares	10,149,995
TXP INVESTMENT LLC	November 25, 2020	495,050 ordinary shares	5,000,005

Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars
Sunshine 100 China Holdings Ltd	November 25, 2020	99,009 ordinary shares	999,990.9
Tigerstep Developments Limited	November 25, 2020	495,049 ordinary shares	4,999,994.9
The Core Private Wealth Management Limited	November 25, 2020	990,099 ordinary shares	9,999,999.9
HongKong Joyrun Holdings Limited	November 25, 2020	9,900 ordinary shares	99,990
Green Better Limited	November 25, 2020	198,019 ordinary shares	1,999,991.9
Hanhe Capital Ltd	November 25, 2020	200,000 ordinary shares	2,020,000
Shanghai Taibo Medical Technology Co.,Ltd	November 25, 2020	1,386,138 ordinary shares	13,999,993.8
Beijing Aikang Medical Investment Holding Group Co., Ltd	November 25, 2020	594,059 ordinary shares	5,999,995.9
Hong Kong MoTian Star Enterprise Management Co., Limited	November 25, 2020	148,499 ordinary shares	1,499,839.9
SHANGHAI AOJIWEIZHAN INVESTMENT CENTER (LIMITED PARTNERSHIP)	November 25, 2020	99,009 ordinary shares	999,990.9
Beijing Texperts Information Technology Co. LTD	November 25, 2020	13,861 ordinary shares	139,996.1
E-House (China) Enterprise Holdings Limited	November 25, 2020	99,009 ordinary shares	999.990.9
First MOMA Green Space Investment Limited	November 25, 2020	198,019 ordinary shares	1,999,991.9

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the combined and consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

UCOMMUNE INTERNATIONAL LTD

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association of Ucommune International Ltd (incorporated by reference to Exhibit 1.1 to the Form 20FR12B filed on November 23, 2020)
4.1	Specimen Ordinary Share Certificate of Ucommune International Ltd (incorporated by reference to Exhibit 2.1 to the Form 20FR12B filed on November 23, 2020)
4.2	Specimen Warrant Certificate of Ucommune International Ltd (incorporated by reference to Exhibit 4.4 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
4.3	Warrant Agreement for Prior Warrants (incorporated by reference to Exhibit 4.5 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
4.4*	Form of Warrant Agent Agreement between the Registrant and the Warrant Agent
4.5*	Form of Warrant to be offered in this offering
5.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered
5.2*	Opinion of Latham & Watkins LLP regarding the validity of the warrants being registered
8.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Island tax matters (included in Exhibit 5.1)
8.2†	Opinion of Jingtian & Gongcheng regarding certain PRC tax matters (included in Exhibit 99.2)
10.1	Merger Agreement dated June 29, 2020 (incorporated by reference to Exhibit 1.1 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.2†	Ucommune Group Holdings Limited 2019 Share Incentive Plan
10.3	Ucommune International Ltd 2020 Share Incentive Plan (incorporated by reference to Exhibit 10.5 of Ucommune International Ltd’s Amendment No. 3 to registration statement on Form F-4 (File No. 333-248191), filed with the SEC on October 30, 2020)
10.4*	Form of Indemnification Agreement with the Registrant’s directors
10.5	Form of Employment Agreement between Ucommune International Ltd and its executive officers (incorporated by reference to Exhibit 10.7 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.6	English translation of Exclusive Business Cooperation Agreement dated July 5, 2019 between Ucommune (Beijing) Technology Co., Ltd. and Ucommune (Beijing) Venture Investment Co., Ltd. (incorporated by reference to Exhibit 10.8 of Ucommune International Ltd’s registration statement on Form F-4 (File No. No. 333-248191), filed with the SEC on August 20, 2020)
10.7	English translation of Equity Pledge Agreement dated November 22, 2019 among Ucommune (Beijing) Technology Co., Ltd., Ucommune (Beijing) Venture Investment Co., Ltd. and the shareholders of Ucommune (Beijing) Venture Investment Co., Ltd. (incorporated by reference to Exhibit 10.9 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.8	English translation of Exclusive Option Agreement dated November 22, 2019 among Ucommune (Beijing) Technology Co., Ltd., Ucommune (Beijing) Venture Investment Co., Ltd. and the shareholders of Ucommune (Beijing) Venture Investment Co., Ltd. (incorporated by reference to Exhibit 10.10 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.9	English translation of Shareholders’ Voting Right Proxy Agreement dated November 22, 2019 among Ucommune (Beijing) Technology Co., Ltd., Ucommune (Beijing) Venture Investment Co., Ltd. and the shareholders of Ucommune (Beijing) Venture Investment Co., Ltd. (incorporated by reference to Exhibit 10.11 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.10	English translation of Spousal Consent granted by the spouse of Jiahui Gan dated November 22, 2019 (incorporated by reference to Exhibit 10.12 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)

Exhibit Number	Description of Document
10.11	English translation of Spousal Consent granted by the spouse of Zhuangkun He dated November 22, 2019 (incorporated by reference to Exhibit 10.13 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.12	English translation of Spousal Consent granted by the spouse of Min Jiang dated November 22, 2019 (incorporated by reference to Exhibit 10.14 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.13	English translation of Spousal Consent granted by the spouse of Jun Qin dated November 22, 2019 (incorporated by reference to Exhibit 10.15 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.14	English translation of Spousal Consent granted by the spouse of Angela Bai dated November 22, 2019 (incorporated by reference to Exhibit 10.16 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.15	English translation of Spousal Consent granted by the spouse of Bin Zhao dated November 22, 2019 (incorporated by reference to Exhibit 10.17 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.16	English translation of Spousal Consent granted by the spouse of Jinwang Zhou dated November 22, 2019 (incorporated by reference to Exhibit 10.18 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.17	English translation of Spousal Consent granted by the spouse of Zhiyong Zhao dated November 22, 2019 (incorporated by reference to Exhibit 10.19 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.18	English translation of Spousal Consent granted by the spouse of Liang Chen dated November 22, 2019 (incorporated by reference to Exhibit 10.20 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.19	English translation of Exclusive Business Cooperation Agreement dated May 20, 2019 between Ucommune (Beijing) Technology Co., Ltd and Beijing Ubazaar Technology Co., Ltd. (incorporated by reference to Exhibit 10.21 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.20	English translation of Equity Pledge Agreement dated May 20, 2019 among Ucommune (Beijing) Technology Co., Ltd., Beijing Ubazaar Technology Co., Ltd. and Nan Shi (incorporated by reference to Exhibit 10.22 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.21	English translation of Exclusive Option Agreement dated May 20, 2019 among Ucommune (Beijing) Technology Co., Ltd., Beijing Ubazaar Technology Co., Ltd. and Nan Shi (incorporated by reference to Exhibit 10.23 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.22	English translation of Shareholders’ Voting Right Proxy Agreement dated May 20, 2019 among Ucommune (Beijing) Technology Co., Ltd., Beijing Ubazaar Technology Co., Ltd. and Nan Shi (incorporated by reference to Exhibit 10.24 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.23	English translation of Exclusive Technology Consulting and Service Agreement dated January 30, 2019 between Beijing Melo Technology Co., Ltd. and Beijing Weixue Tianxia Education Technology Co., Ltd. (incorporated by reference to Exhibit 10.25 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.24	English translation of Equity Pledge Agreement dated January 30, 2019 among Beijing Melo Technology Co., Ltd., Beijing Weixue Tianxia Education Technology Co., Ltd. and the shareholders of Beijing Weixue Tianxia Education Technology Co., Ltd. (incorporated by reference to Exhibit 10.26 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)

Exhibit Number	Description of Document
10.25	English translation of Exclusive Option Agreement dated January 30, 2019 among Beijing Melo Technology Co., Ltd., Beijing Weixue Tianxia Education Technology Co., Ltd. and the shareholders of Beijing Weixue Tianxia Education Technology Co., Ltd. (incorporated by reference to Exhibit 10.27 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.26	English translation of Shareholders’ Voting Right Proxy Agreement dated January 30, 2019 among Beijing Melo Technology Co., Ltd., Beijing Weixue Tianxia Education Technology Co., Ltd. and the shareholders of Beijing Weixue Tianxia Education Technology Co., Ltd. (incorporated by reference to Exhibit 10.28 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020)
10.27	Form of Backstop Agreement (incorporated by reference to Exhibit 10.29 of Ucommune International Ltd’s Amendment No.1 to registration statement on Form F-4 (File No. 333-248191), filed with the SEC on September 22, 2020)
10.28	Form of lock-up agreement entered into with former shareholders of UCommune Group Holdings Limited (incorporated by reference to Exhibit 4.25 of UCommune International Ltd’s Form 20-F, filed with the SEC on November 23, 2020)
21.1†	Principal Subsidiaries and VIEs of the Registrant
23.1†	Consent of Marcum Bernstein & Pinchuk LLP
23.2†	Consent of Marcum LLP
23.3	Letter from Deloitte Touche Tohmatsu Certified Public Accountants LLP (incorporated by reference to Exhibit 23.3 of Ucommune International Ltd’s registration statement on Form F-4 (File No. 333-248191), filed with the SEC on August 20, 2020) (File No. 333-248191), filed with the SEC on August 20, 2020)
23.4†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.5*	Consent of Latham & Watkins LLP (included in Exhibit 5.2)
23.6†	Consent of Jingtian & Gongcheng (included in Exhibit 99.2)
24.1†	Powers of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics of the Registrant
99.2†	Opinion of Jingtian & Gongcheng regarding certain PRC law matters

†	Previously filed
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on January 26, 2021.

Ucommune International Ltd

By:	/s/ DAQING MAO
	Name:	Daqing Mao
	Title:	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 26, 2021 in the capacities indicated:

Signature	Title

/s/ ZHUANGKUN HE	Chief Executive Officer
Zhuangkun He	(principal executive officer)

/s/ DAQING MAO	Director
Daqing Mao

*	Chief Financial Officer, Director
Cheong Kwok Mun	(principal financial officer and principal accounting officer)

*	Director
Zhimo Zhao

*	Director
Jian Zhang

*	Director
Mei Han

*	Director
Jinghong Xu

*	Director
Xianhao Gu

*By:	/s/ DAQING MAO
Name: Daqing Mao
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Ucommune International Ltd, has signed this registration statement or amendment thereto in New York on January 26, 2021.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ COLLEEN A. DE VRIES
	Name:	Colleen A. De Vries
	Title:	Senior Vice President